                                                                   EXHIBIT 99.01

FOR IMMEDIATE RELEASE

                                     FOR MORE INFORMATION CONTACT:

                                     Mark C. Brown, Executive Vice President and
                                     Chief Financial Officer
                                     (703) 247-2514

                                     Sonya Udler, Senior Vice President,
                                     Corporate Communications
                                     (703) 247-2517
                                     sonya.udler@strayer.edu

                     STRAYER EDUCATION, INC. REPORTS RECORD
          FOURTH QUARTER AND FULL YEAR 2007 REVENUES AND EARNINGS; AND
                       RECORD WINTER TERM 2008 ENROLLMENTS

                  -- STRAYER FOURTH QUARTER REVENUES UP 20% --
             -- STRAYER FOURTH QUARTER DILUTED EPS $1.34, UP 21% --
                -- STRAYER FULL YEAR DILUTED EPS $4.47, UP 24% --
     -- STRAYER WINTER 2008 TOTAL ENROLLMENTS UP 16%/NEW STUDENTS UP 17% --
               -- TWO NEW CAMPUSES OPENED FOR 2008 SPRING TERM --

ARLINGTON, Va., February 14, 2008 -- Strayer Education, Inc. (Nasdaq: STRA)
today announced financial results for the three months and year ended December
31, 2007. Financial highlights are as follows:

THREE MONTHS ENDED DECEMBER 31

o    Revenues for the three months ended December 31, 2007 increased 20% to
     $89.1 million, compared to $74.3 million for the same period in 2006, due to increased enrollment and a 5% tuition increase which commenced in
     January 2007.

o    Income from operations was $29.2 million compared to $24.1 million for the same period in 2006, an increase of 21%. Operating income margin was 32.8%
     compared to 32.4% in 2006.

o    Net income was $19.5 million compared to $16.0 million for the same period in 2006, an increase of 22%. Diluted earnings per share was $1.34 compared to $1.11 for the same period in 2006, an increase of 21%. Diluted weighted average shares outstanding increased to 14,536,000 from 14,452,000 for the same period in 2006.

                                        7

YEAR ENDED DECEMBER 31

o    Revenues for the year ended December 31, 2007 increased 21% to $318.0 million, compared to $263.6 million for the same period in 2006, due to increased enrollment and a 5% tuition increase effective for 2007.

o    Income from operations was $97.6 million compared to $79.5 million for the same period in 2006, an increase of 23%. Operating income margin was 30.7%
     compared to 30.2% in 2006.

o    Net income was $64.9 million compared to $52.3 million in 2006, an increase of 24%. Diluted earnings per share was $4.47 compared to $3.61 in 2006, an increase of 24%. Diluted weighted average shares outstanding increased to
     14,517,000 from 14,492,000 in 2006.

"We are pleased with both our fourth quarter and year-end financial results,"
said Robert S. Silberman, Chairman and Chief Executive Officer of Strayer
Education, Inc. "We had a successful start to the 2008 academic year with the opening of new campuses in both the Raleigh and Charlotte, North Carolina markets. We look forward to our new campus openings for the 2008 spring term in two existing Strayer markets: Atlanta and Orlando."

BALANCE SHEET AND CASH FLOW

At December 31, 2007, the Company had cash, cash equivalents and marketable securities (a diversified, no load, short-term, tax-exempt bond fund) of $171.3 million and no debt. The Company generated $80.8 million from operating activities in 2007. Capital expenditures were $14.9 million for the same period.

During the fourth quarter 2007, the Company repurchased approximately 102,900 shares of common stock at an average price of $175.86 per share under a previously announced common stock repurchase authorization. During the year ended December 31, 2007, the Company repurchased approximately 260,800 shares of common stock at an average price of $146.05 per share. As of December 31, 2007, the Company had $81.9 million of share repurchase authorization remaining under this plan.

In the fourth quarter 2007, bad debt expense as a percentage of revenue was 3.6%
compared to 3.5% for the same period in 2006. Days sales outstanding, adjusted to exclude tuition receivable related to future quarters, was 12 days at the end of the fourth quarter 2007, compared to 13 days at the end of the same period in
2006.

STUDENT ENROLLMENT

Total enrollment at Strayer University for the 2008 winter term increased 16% to
37,323 students compared to 32,150 students for the same term in 2007. Across the Strayer University campus network, new student enrollments increased 17% and continuing student enrollments increased 16%. Global (out of area) online students increased 32%, while students taking 100% of their classes online
(including campus based students) increased 18%. The total number of students taking any courses online (including students at brick and mortar campuses taking at least one online course) in the 2008 winter term increased 17% to
26,465.

                                        8

                         STUDENT ENROLLMENT

                                                        Winter  Winter    %
                                                         2007   2008    Change
                                                        ------  ------  ------
Campus Based Students:
   New Campuses  (23 in operation 3 or less years)
      Classroom Students                                 1,453   2,893    99%
      Online Students                                    2,131   3,628    70%
                                                        ------  ------
         Total New Campus Based Students                 3,584   6,521    82%
                                                        ------  ------
   Mature Campuses (30 in operation more than 3 years)
      Classroom Students                                11,890  12,175     2%
      Online Students                                   13,696  14,687     7%
                                                        ------  ------
         Total Mature Campus Based Students             25,586  26,862     5%
                                                        ------  ------
Total Campus Based Students                             29,170  33,383    14%
Global (out of area) Online Students                     2,980   3,940    32%
                                                        ------  ------
Total University Enrollment                             32,150  37,323    16%
                                                        ======  ======
Total Students Taking 100% Courses Online               18,807  22,255    18%
Total Students Taking At Least 1 Course Online          22,591  26,465    17%

NEW CAMPUS OPENINGS

The Company announced today that it has opened two new campuses for the 2008 spring term. Both campuses are in existing markets - one in Atlanta, Georgia, the Company's sixth campus in that market, and one in Orlando, Florida, the
Company's third campus in that market. Including the two new campuses successfully opened for the 2008 winter quarter in Charlotte and Raleigh, North
Carolina, the Company has opened four of the nine new campuses planned for 2008.

COMMON STOCK CASH DIVIDENDS

As previously announced, the Company declared a special dividend of $2.00 per share in the fourth quarter 2007, which was paid on January 16, 2008 to all shareholders of record as of January 2, 2008. The Company announced today that its Board of Directors has declared its regular, quarterly common stock cash dividend of $0.375 per share. This dividend will be paid on March 10, 2008 to shareholders of record as of February 28, 2008.

STOCK-BASED COMPENSATION ACTIVITY

In February 2008, the Company's Board of Directors approved grants of 42,536 shares of restricted stock to certain employees pursuant to the Company's existing equity compensation plan. These shares vest over a 3-5 year period and represent approximately 0.3% of the common shares outstanding. The Company's stock price closed at $162.10 on the date of the restricted stock grant.

                                        9

BUSINESS OUTLOOK

Based on the strong enrollment growth announced for the 2008 winter term and the planned investments in opening new campuses, the Company estimates first quarter
2008 diluted EPS will be in the range of $1.57 to $1.59.

2008 ANNUAL MEETING OF STOCKHOLDERS

The Company announced today that its 2008 annual meeting of stockholders will take place on Tuesday, April 29, 2008 in Arlington, Virginia. Friday, March 7,
2008 will be the record date for this annual meeting.

CONFERENCE CALL WITH MANAGEMENT

Strayer Education, Inc. will host a conference call to discuss its fourth quarter earnings and year-end results at 10:00 a.m. (ET) today. To participate on the live call, investors should dial (800) 289-0468 10 minutes prior to the start time. In addition, the call will be available via live Webcast over the
Internet. To access the live Webcast of the conference call, please go to
www.strayereducation.com 15 minutes prior to the start time of the call to register. An archived replay of the conference call will be available at (888)
203-1112 (pass code 8322948) starting at 1:00 p.m. (ET) today and will be available through Monday, February 18, and archived at www.strayereducation.com for 90 days.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University and certain other assets. Strayer's mission is to make higher education achievable and convenient for working adults in today's economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, and public administration to more than 37,000 working adult students at 55 campuses in 12 states in the Eastern
United States and Washington, D.C. and worldwide via the Internet. Strayer
University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in
1892, Strayer University is accredited by the Middle States Commission on Higher
Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation
Reform Act of 1995 ("Reform Act"). The statements are based on the Company's current expectations and are subject to a number of uncertainties and risks. In connection with the Safe Harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company's actual results to differ materially from those expressed in or implied by such statements. The uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state and regional regulatory requirements, competitive factors, our ability to implement our growth strategy, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks associated with the acquisition of existing educational institutions, risks relating to the timing of regulatory approvals, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company's annual report on Form 10-K and its other filings with the Securities and Exchange
Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward looking statements.

                                       10

                             STRAYER EDUCATION, INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                            For the three months      For the year
                                             ended December 31,    ended December 31,
                                            --------------------   -------------------
                                                 (unaudited)
                                              2006        2007       2006       2007
                                            --------    --------   --------   --------

Revenues ................................    $74,307    $89,131    $263,648   $318,012
Costs and expenses:
   Instruction and educational support...     24,750     29,637      91,120    108,852
   Selling and promotion ................     14,258     16,635      52,269     60,760
   General and administration ...........     11,220     13,658      40,723     50,843
                                             -------    -------    --------   --------
      Income from operations ............     24,079     29,201      79,536     97,557
Investment and other income .............      1,265      1,712       4,542      6,495
                                             -------    -------    --------   --------
      Income before income taxes ........     25,344     30,913      84,078    104,052
Provision for income taxes ..............      9,347     11,417      31,771     39,115
                                             -------    -------    --------   --------
      Net income ........................    $15,997    $19,496    $ 52,307   $ 64,937
                                             =======    =======    ========   ========
Net income per share:
   Basic ................................    $  1.13    $  1.37    $   3.69   $   4.56
   Diluted ..............................    $  1.11    $  1.34    $   3.61   $   4.47
Weighted average shares outstanding:
   Basic ................................     14,136     14,242      14,187     14,248
   Diluted ..............................     14,452     14,536      14,492     14,517
Common dividends per share (paid) .......    $  0.31    $  0.38    $   1.06   $   1.31
-----------------------------------------------------------------------------------------

In 2006, the Company began recording stock-based compensation expense under SFAS
123(R). The table below sets forth the amount of stock-based compensation expense recorded in each of the expense line items.

                                               For the three months   For the year ended
                                                 ended December 31,     December 31,
                                               --------------------   ------------------
                                                    (unaudited)
                                                  2006       2007       2006      2007
                                               ---------   --------   -------   --------

Instruction and educational support ........     $  150     $  170     $  638    $   680
Selling and promotion ......................        136        164        545        634
General and administration .................      2,232      2,254      6,866      8,893
                                                 ------     ------     ------    -------
   Total stock-based compensation expense...     $2,518     $2,588     $8,049    $10,207
                                                 ======     ======     ======    =======
-----------------------------------------------------------------------------------------

                                       11

                             STRAYER EDUCATION, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
             (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                     December 31,   December 31,
                                                                         2006          2007
                                                                     ------------   ------------

                                ASSETS
Current assets:
   Cash and cash equivalents .....................................     $ 52,663       $ 95,036
   Marketable securities available for sale, at fair value .......       75,763         76,299
   Tuition receivable, net of allowances for doubtful accounts of
      $3,029 and $3,206 in 2006 and 2007, respectively ...........       80,753        100,651
   Other current assets ..........................................        4,653          4,097
                                                                       --------       --------
      Total current assets .......................................      213,832        276,083
Property and equipment, net. .....................................       52,748         57,946
Deferred income taxes ............................................        3,400          8,830
Restricted cash ..................................................          500            500
Other assets. ....................................................          364            419
                                                                       --------       --------
      Total assets ...............................................     $270,844       $343,778
                                                                       ========       ========
                 LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ..............................................     $ 10,923       $ 15,682
   Accrued expenses ..............................................        1,830          3,303
   Income taxes payable ..........................................        4,979          4,754
   Dividends payable. ............................................           --         28,853
   Unearned tuition ..............................................       73,896         91,476
   Other current liabilities. ....................................           --            281
                                                                       --------       --------
      Total current liabilities. .................................       91,628        144,349
Long-term liabilities. ...........................................        7,689         10,922
                                                                       --------       --------
      Total liabilities ..........................................       99,317        155,271
                                                                       --------       --------
Commitments and contingencies
Stockholders' equity:
   Common stock, par value $.01; 20,000,000 shares authorized;
      14,293,584 and 14,426,634 shares issued and outstanding
      as of December 31, 2006 and 2007, respectively .............          141            144
   Additional paid-in capital. ...................................       87,487         87,080
   Retained earnings .............................................       84,043        101,102
   Accumulated other comprehensive (loss) income .................         (144)           181
                                                                       --------       --------
      Total stockholders' equity .................................      171,527        188,507
                                                                       --------       --------
      Total liabilities and stockholders' equity. ................     $270,844       $343,778
                                                                       ========       ========

                                       12

                             STRAYER EDUCATION, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (AMOUNTS IN THOUSANDS)

                                                                          For the year ended
                                                                             December 31,
                                                                         -------------------
                                                                           2006       2007
                                                                         --------   --------

Cash flows from operating activities:
   Net income ........................................................   $ 52,307   $ 64,937
   Adjustments to reconcile net income to net cash
      provided by operating activities:
      Loss on disposal of assets .....................................         --         51
      Amortization of gain on sale of assets .........................         --       (148)
      Amortization of deferred rent ..................................        190       (115)
      Depreciation and amortization ..................................      7,059      8,523
      Provision for student loan losses ..............................       (120)        --
      Deferred income taxes ..........................................     (4,034)    (5,700)
      Stock-based compensation .......................................      7,413      9,834
   Changes in assets and liabilities:
      Tuition receivable, net ........................................    (24,818)   (19,898)
      Other current assets ...........................................     (1,710)       617
      Other assets ...................................................        (25)       (55)
      Accounts payable ...............................................      4,581      2,911
      Accrued expenses ...............................................        347      1,473
      Income taxes payable ...........................................      4,801     12,453
      Excess tax benefits from stock-based payment arrangements ......     (3,595)   (12,678)
      Unearned tuition ...............................................     18,118     17,580
      Deferred lease incentives ......................................      1,235        968
   Student loans originated ..........................................         (3)        --
   Collections on student loans receivable ...........................         23         --
                                                                         --------   --------
         Net cash provided by operating activities ...................     61,769     80,753
                                                                         --------   --------
Cash flows from investing activities:
   Purchases of property and equipment ...............................    (13,183)   (14,869)
   Proceeds from the sale of property and equipment ..................         --      5,754
   Purchases of marketable securities ................................    (30,000)        --
                                                                         --------   --------
         Net cash used in investing activities .......................    (43,183)    (9,115)
                                                                         --------   --------
Cash flows from financing activities:
   Common dividends paid .............................................    (15,284)   (19,027)
   Proceeds from exercise of stock options ...........................      6,595     15,178
   Excess tax benefits from stock-based payment arrangements .........      3,595     12,678
   Repurchase of common stock ........................................    (35,041)   (38,094)
                                                                         --------   --------
         Net cash used in financing activities .......................    (40,135)   (29,265)
                                                                         --------   --------
         Net (decrease) increase in cash and cash equivalents ........    (21,549)    42,373
Cash and cash equivalents - beginning of period ......................     74,212     52,663
                                                                         --------   --------
Cash and cash equivalents - end of period ............................   $ 52,663   $ 95,036
                                                                         ========   ========
Non-cash transactions:
   Purchases of property and equipment included in accounts payable ..   $    501   $  2,349

                                       13